Exhibit 23 (j) under Form N-1A
                                               Exhibit 8 under Item 601/Reg. S-K



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Public Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A No. 33-13388) dated May 31, 1999 and to the incorporation by reference therein of our report dated April 15, 1999 on the financial statements and financial highlights of Federated Utility Fund, Inc. included in its Annual Report to Shareholders for the year ended February 28, 1999.

/s/ Ernst & Young LLP
Boston Massachusetts
May 21, 1999